Exhibit 99.13

                           SUBSTITUTION UNDER PROXIES



     Know all by these presents that each of the  undersigned  individually  has been  constituted  and  appointed an  attorney-in-fact  for certain  persons and entities  ("PRINCIPALS")  to take  specified  actions  for and on behalf of each

Principal  pursuant to certain proxies  ("Proxies") and has been give full power of substitution by each Principal.



     Each of the undersigned  hereby constitutes and appoints Robert C. Levy and

Karla K. Shepard,  and each of them acting  individually,  as each undersigned's true and lawful substitute under all Proxies currently in force and effect which have been  granted to the  undersigned  by each  Principal  with  respect to the

Annual Meeting of Shareholders of Torotel,  Inc. (the  "CORPORATION") to be held at the offices of Stinson Morrison Hecker LLP at 1201 Walnut Street, 29th Floor,

Kansas City, Missouri 64106, on Tuesday, October 17, 2006, at 1:30 p.m., and any

adjournment or postponement  thereof, to vote all shares of the Corporation held in the name of each Principal  which such Principal would be entitled to vote if personally  present  for the purpose of: (1)  electing  individuals  to serve as directors of the  Corporation to hold office for a term of three years and until their successors have been selected and qualified; (2) approving an amendment to the Corporation's Articles of Incorporation to increase the number of authorized shares;  and (3) acting on any other matter  which may properly  come before the meeting or any adjournment or postponement thereof.



     Each  of  the   undersigned   hereby   grants  to  each   such   substitute

attorney-in-fact  full power and  authority  to do and perform any and every act and thing whatsoever requisite,  necessary, or proper to be done in the exercise of any of the rights and powers  herein  granted,  as fully to all  intents  and purposes as the  undersigned  might or could do if personally  present under the authority  of each  of the  Proxies,  with  full  power  of  revocation,  hereby ratifying  and  confirming  all  that  such  substitute  attorney-in-fact  shall lawfully do or cause to be done by virtue of this  instrument and the rights and powers herein granted.



     This substitution shall remain in full force and effect with respect to any

Proxy until the termination or revocation of such Proxy,  unless earlier revoked by the undersigned in a signed writing delivered to the foregoing substitute.



     IN WITNESS  WHEREOF,  the  undersigned  have  caused  this  document  to be executed as of this 13th day of October, 2006.





/s/ Peter B. Caloyeras                           /s/ Basil P. Caloyeras

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Peter B. Caloyeras                               Basil P. Caloyeras